Exhibit 10.2
Execution Copy
AMENDMENT NO. 1
TO
AMENDED AND RESTATED SHARED SERVICES AGREEMENT
     This Amendment No. 1 to Amended and Restated Shared Services Agreement (this “Amendment”) is made and entered into as of March 17, 2008, by and between DSW Inc., an Ohio corporation (“DSW”), and Retail Ventures, Inc., an Ohio corporation (“Retail Ventures”).
Recitals
     WHEREAS, DSW and Retail Ventures entered into an Amended and Restated Shared Services Agreement, dated as of October 29, 2006, relating to their arrangement concerning certain shared services (the “Shared Services Agreement”);
     WHEREAS, Retail Ventures has sold its entire membership interest in Value City Department Stores LLC, an Ohio limited liability company (“Value City”);
     WHEREAS, Retail Ventures, Retail Ventures Services, Inc., an Ohio corporation (“RVSI”) and wholly owned subsidiary of Retail Ventures, Filenes Basement, Inc., a Delaware corporation (“FB”) and wholly owned subsidiary of Retail Ventures (Retail Ventures, RVSI and FB are collectively referred to as the “RVI Entities”), and DSW have entered into a certain Transfer and Assignment Agreement, dated as of March 17, 2008, pursuant to which the RVI Entities transferred certain assets and contracts related to certain shared services including General Corporate and Financial Services and Human Resources Services (the “Transfer and Assignment Agreement”); and
     WHEREAS, the parties desire to amend the Shared Services Agreement as hereinafter set forth.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements described in this Amendment, the parties hereby agree as follows:
Agreement
1.	The following definitions shall be added to Article I Definitions of the Shared Services Agreement:
     “General Corporate, Financial and Human Resources Services” means those services referenced on Schedule II that were provided by or on behalf of Retail Ventures before the GCFHR Services Transfer Date and will be provided by DSW after the GCFHR Services Transfer Date.
     “GCFHR Services Transfer Date” shall mean the date that is mutually agreed upon by the Parties for transfer of responsibility for performance of General Corporate, Financial and Human Resources Services from Retail Ventures to DSW.

2.	The definition of “Tax Separation Agreement” in Article I Definitions of the Shared Services Agreement is amended in its entirety to read as follows:
“Tax Separation Agreement” means the Tax Separation Agreement attached as Exhibit A to the Master Separation Agreement, as such Tax Separation Agreement may be amended from time to time by mutual agreement of the parties.
3.	Schedules I, II and III to the Shared Services Agreement are hereby replaced in their entirety with the schedules attached to this Amendment.
4.	Section 2.02(a) of the Shared Services Agreement shall be amended and restated in its entirety to read as follows:
     (a) Subject to the terms and conditions of this Agreement and in consideration of the DSW Service Costs described below, DSW agrees to provide to the applicable Retail Ventures Entities, or to procure the provision to such entities of, and Retail Ventures agrees to purchase from DSW, the DSW Services. Unless otherwise specifically agreed by Retail Ventures and DSW, (i) the DSW Services (other than the Information Technology Services and the General Corporate, Financial and Human Resources Services) shall be substantially similar in scope, quality, and nature to those customarily provided to, or procured on behalf of, the Retail Ventures Entities by DSW and/or its Subsidiaries prior to the Offering Date, (ii) the Information Technology Services shall be, at a minimum, substantially similar in scope, quality, and nature to those customarily provided to, or procured on behalf of, the Retail Ventures Entities by Retail Ventures and/or its Subsidiaries prior to the Information Technology Services Transfer Date and (iii) the General Corporate, Financial and Human Resources Services shall be, at a minimum, substantially similar in scope, quality, and nature to those customarily provided to, or procured on behalf of, the Retail Ventures Entities by Retail Ventures and/or its Subsidiaries prior to the GCFHR Services Transfer Date.
5.	Section 3.02 of the Shared Services Agreement shall be amended and restated in its entirety to read as follows:
     SECTION 3.02. Customary Billing. The costs of Services as to which the Customary Billing method applies shall be equal to the costs customarily charged and/or allocated by one Party and/or one or more of its Subsidiaries or Departments (the “Billing Party”) to the other Party and/or one or more of its Subsidiaries or Departments (the “Receiving Party”) immediately prior to the Information Technology Services Transfer Date or the GCFHR Services Transfer Date, as applicable (it being understood that from and after the Information Technology Services Transfer Date or the GCFHR Services Transfer Date, as applicable, such costs may be increased by the Billing Party in a manner consistent with the manner in which such costs were increased from time to time prior to the Information Technology Services Transfer Date or the GCFHR Services Transfer Date, as applicable, and consistent with the semi-annual reconciliation described in Section 8.01).
6.	Section 3.06(a) of the Shared Services Agreement shall be amended and restated in its entirety to read as follows:
(a) Except as otherwise provided in a Schedule to this Agreement or to the extent that Retail Ventures and DSW may mutually agree, each Billing Party shall invoice or notify the Chief Executive Officer or Chief Financial Officer of the Receiving Party on a monthly basis (not later than the tenth day of each month), in a manner substantially similar to and consistent with the billing practices used in connection with services provided by Retail Ventures to the DSW Entities prior to the Offering Date and, as applicable, the Information Technology Services Transfer Date or the GCFHR Services Transfer Date (except as otherwise agreed), of the Service Costs related to services performed or procured by the Billing Party during the prior calendar month. As used herein, “Service Costs” means the Retail Ventures Service Costs, if Retail Ventures is the Billing Party, and the DSW Service Costs, if DSW is the Billing Party. In connection with the invoicing described in this Section 3.06(a), the Billing Party shall provide to the Receiving Party the same billing data and level of detail as customarily or similar to that provided to the Receiving Party prior to the Offering Date and, as applicable, the Information Technology Services Transfer Date or the GCFHR Services Transfer Date and such other related data as may be reasonably requested by the Receiving Party.
7.	Section 4.01(i) of the Shared Services Agreement shall be amended and restated in its entirety to read as follows:
(i) General Standard of Service. Except as otherwise agreed to in writing by the Parties or as described in this Agreement, and provided that a Party is not restricted by contract with third parties or by applicable law, the Parties agree that (i) the nature, quality, and standard of care applicable to the delivery of the Services hereunder (other than the Information Technology Services and the General Corporate, Financial and Human Resources Services) shall be substantially the same as or consistent with that applicable to the similar services provided by a Party to the other Party prior to the Offering Date, (ii) the nature, quality, and standard of care applicable to the delivery of the Information Technology Services hereunder shall be, at a minimum, substantially the same as or consistent with that applicable to the similar services provided by or on behalf of Retail Ventures prior to the Information Technology Services Transfer Date, and (iii) the nature, quality, and standard of care applicable to the delivery of the General Corporate, Financial and Human Resources Services shall be, at a minimum, substantially the same as or consistent with that applicable to the similar services provided by or on behalf of Retail Ventures prior to the GCFHR Services Transfer Date. Retail Ventures shall use its reasonable efforts to ensure that the nature and quality of Services provided to DSW associates under Retail Ventures Plans, either by Retail Ventures directly or through administrators under contract, shall be undifferentiated as compared with the same services provided to or on behalf of Retail Ventures associates under Retail Ventures Plans.
8.	Section 9.09(a) is amended to change all references to “4150 East 5th Avenue” to “810 DSW Drive.”
9.	In the event that an asset impairment occurs to either party or its subsidiaries because of Value City ceasing to conduct business or a reduction in the sales of Value City, the party on whose books the asset (relating to such impairment) resides at the time of such cessation of business or reduction in sales shall be obligated to take the asset impairment and shall not seek reimbursement from the other party for any charges relating to such asset impairment.
10.	In the event that Value City ceases to conduct business, the parties agree that they will jointly share the “fixed cost” portion of the shared service fees allocated to Value City for Fiscal Year 2008 in the same proportion as DSW and the RVI Entities share fees for such service. For purposes of this Agreement, fixed costs shall mean the costs required to provide the shared service function regardless of whether Value City is receiving service (i.e.: deprecation expense and personnel expense).
11.	Retail Ventures shall be solely responsible for reasonable allocations of costs of the Services to Value City for which Value City is not liable during the first ninety (90) days as the result of contractual terms and limitations contained in the agreement(s) relating to the sale of Value City to Value City Holdings, Inc. / VCHI Acquisition Co. on January 23, 2008. For purposes of this paragraph, “Services” does not include shoe processing.
12.	Capitalized terms used in this Amendment and not defined herein shall have the meanings given to them in the Shared Services Agreement.
13.	The provisions of this Amendment shall become effective as of the date hereof and this Amendment shall not otherwise affect any obligation or liability of either party under the Shared Services Agreement occurring or accruing prior to the date of this Amendment.
14.	Except as expressly amended herein, all terms and provisions of the Shared Services Agreement shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Amended and Restated Shared Services Agreement as of the date set forth above.

DSW INC.		RETAIL VENTURES, INC.

By:	/s/ William L. Jordan	By:	/s/ James A. McGrady

Title: Senior Vice President, General Counsel		Title: Executive Vice President, CFO

SCHEDULE I
TO
AMENDED AND RESTATED
SHARED SERVICES AGREEMENT
DATED October 29, 2006
BETWEEN
RETAIL VENTURES, INC.
AND
DSW INC.
Revised Effective March 17, 2008
SERVICES TO BE PROVIDED BY RETAIL VENTURES, INC. AND RETAIL VENTURES
SERVICES, INC.

DESCRIPTION OF RETAIL VENTURES	RETAIL VENTURES SERVICE COSTS OR
SERVICE	BILLING METHODOLOGY TO DSW

1. IMPORT MANAGEMENT AND COMPLIANCE	Pass-Through Billing with respect to costs directly related to DSW Entities. Importing fees (including U.S. Customs fees, Duties, Commissions, Ocean Freight, Excel/APL Logistic Carrier fees and other associated expense) are allocated to the businesses by invoice (which historically is a one-to-one relationship to container) to the ratio of the container contents to the whole containers/trailer.

DSW to pay a percentage of the overhead costs based upon percentage of usage. The overhead allocation percentage will be reviewed and determined annually.

2. Management, Oversight and General (includes deprecation of IT assets related to shared service assets purchased by RVI, expenses associated with the Northland facility lease (pursuant to the terms of the Master Separation Agreement between the parties), compliance assistance, legal services, SSC Corporate services expenses, and DSW’s portion of D&O insurance premiuims.)
DSW to pay $358,334 per month during the term of the agreement.

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SCHEDULE II
TO
AMENDED AND RESTATED
SHARED SERVICES AGREEMENT
DATED October 29, 2006
BETWEEN
RETAIL VENTURES, INC.
AND
DSW INC.
Revised Effective March 17, 2008
SERVICES TO BE PROVIDED BY DSW INC.

DSW SERVICE COSTS
	DSW SERVICE COSTS OR	OR BILLING
DESCRIPTION OF DSW	BILLING METHODOLOGY TO	METHOLOGY TO
SERVICE	RETAIL VENTURES	FILENE’S BASEMENT

1. GENERAL CORPORATE AND FINANCIAL SERVICES

(i) PAYROLL SERVICES (including preparation and distribution of employee checks; payment of payroll taxes, garnishment and other deductions to appropriate parties; preparation and filing of employer tax returns; and preparation of annual W-2s for employees)
	RVI to pay $0 per month during the term of the Agreement.	FB to pay $9,417 per month during the term of the Agreement.

(ii) Sox and AUDITING Fees (including coordination of external audit services and assistance with compliance with Sarbanes-Oxley requirements)	RVI to pay 50% of audit fees relating to the shared audit of internal controls.	N/A

(iii) ACCOUNTS PAYABLE, and SALES AUDIT	RVI to pay $5,417 per month during the term of the Agreement.	FB to pay $31,917 per month during the term of the Agreement.

(iv) GENERAL LEDGER AND PREPARATION OF QUARTERLY, ANNUAL AND OTHER SEC REPORTS; ASSISTANCE WITH THE PREPARATION OF ANNUAL REPORT TO SHAREHOLDERS; AND PREPARATION OF ERISA REPORTS.	RVI to pay $29,500 per month during the term of the Agreement.	FB to pay $20,167 per month during the term of the Agreement.

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DSW SERVICE COSTS
	DSW SERVICE COSTS OR	OR BILLING
DESCRIPTION OF DSW	BILLING METHODOLOGY TO	METHOLOGY TO
SERVICE	RETAIL VENTURES	FILENE’S BASEMENT

(v) TAX SERVICES (including preparation and filing of all federal, state and local tax returns, reports and other required filings; coordination and management of tax audits and other similar proceedings; and assistance with tax planning, tax strategy and compliance with the Tax Separation Agreement)
	RVI to pay $3,750 per month during the term of the Agreement.	FB to pay $8,667 per month during the term of the Agreement.

2. HUMAN RESOURCES (ALL COST CENTERS)	When pre-approved by RVI, Pass-Through Billing with respect to costs directly related to RVI Entities. RVI to pay $0 per month during the term of the Agreement for overhead costs.	When pre-approved by FB, Pass-Through Billing with respect to costs directly related to FB. FB to pay $25,583 per month during the term of the Agreement for overhead costs.

3. RISK MANAGEMENT (including management of insurance and workers compensation coverage; administration of claims services; negotiation and acquisition of insurance coverages including, but not limited to, property and business interruption, casualty (including workers compensation), director and officer liability and other liability coverages)
	a) Insurance premium costs billed as specified in Schedule III. RVI to pay $0 per month during the term of the Agreement for overhead costs.	a) Insurance premium costs billed as specified in Schedule III. B) FB to pay $6,333 per month during the term of the Agreement for overhead costs.

4. INTERNAL AUDIT	RVI to pay $16,417 per month during the term of the Agreement for overhead costs.Shared Section 404 audit fees from outside auditor to be split 50/50.	FB to pay $24,583 per month during the term of the Agreement for overhead costs.

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DSW SERVICE COSTS
	DSW SERVICE COSTS OR	OR BILLING
DESCRIPTION OF DSW	BILLING METHODOLOGY TO	METHOLOGY TO
SERVICE	RETAIL VENTURES	FILENE’S BASEMENT

5. INFORMATION TECHNOLOGY (ALL COST CENTERS)	Pass-Through Billing with respect to costs directly related to Retail Ventures Entities (100% allocated cost centers).	Pass-Through Billing with respect to costs directly related to Retail Ventures Entities (100% allocated cost centers).

	RVI to pay $0 per month during the term of the Agreement with respect to overhead, Services and depreciation shared by DSW Entities and Retail Ventures Entities.	FB to pay $246,866 per month during the term of the Agreement with respect to overhead, Services and depreciation shared by DSW Entities and Retail Ventures Entities.

6. Legal Services	When pre-approved by RVI, Pass-Through Billing with respect to costs directly related to RVI Entities.	N/A

Total monthly fixed charges	$55,084	$373,533

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SCHEDULE III
TO
AMENDED AND RESTATED
SHARED SERVICES AGREEMENT
DATED October 29, 2006
BETWEEN
RETAIL VENTURES, INC.
AND
DSW INC.
Amended Effective March 17, 2008

INSURANCE POLICIES MAINTAINED BY RETAIL VENTURES
     The Insurance Polices described in Part (a) below shall be maintained by Retail Ventures, Inc. (“Retail Ventures”) on behalf of DSW Inc. (“DSW”) and its Subsidiaries pursuant to the terms of the Amended and Restated Shared Services Agreement between Retail Ventures and DSW dated October 29, 2006, of which this Schedule is a part. The insurance premiums related to such policies to be paid by DSW, or for which Retail Ventures shall be reimbursed by DSW, are set forth or described in Part (b) of this Schedule. Capitalized terms not otherwise defined in this Schedule shall have the respective meanings assigned to them in the Amended and Restated Shared Services Agreement.
(a)	LIST OF INSURANCE POLICIES

(a)	Liability:
Zurich American Insurance Co. #ACO903070302 – primary — $1MM/occurrence (DSW only)
Zurich American Insurance Co., #ACO382218606 – primary — $1MM/occurrence (RVI only)
National Union Fire Ins. Co., #9835015 – umbrella — $25MM/occ/agg
Zurich American Insurance Co.,#AEC508637504 – excess GL — $25MM/occ/agg
Lexington Insurance, #1172913 – excess GL — $25MM/occ/agg
National Union Fire, #8766505 – excess GL — $25MM/occ/agg
Liberty International, #LQ1B7107876407 – excess GL — $50MM/occ/agg
Great American Insurance, #TUE 3-57-97-71-06 – excess GL — $25MM/occ/agg
National Surety, #SHX-000-90474420 – excess GL — $25MM/occ/agg

(b)	Property:
FM Global Insurance, #NC346 — $1,000,000,000 blanket limit
FM Global Insurance, #NC346 – earthquake — $5MM agg
Arrowhead Group, #309153XF-1 – excess earthquake — $10MM/occ/agg (DSW only)
Insurance Company of the West, #XHO216132702 – excess earthquake — $15MM/occ/agg (DSW only)
Federal Flood Policies – various locations & policy numbers — $500K

(c)	Automobile Travelers Indemnity Insurance Co., #TC2J-CAP-393K3380 — $2MM CSL

(d)	Cargo Lloyd’s of London, #CC106040Z, $10MM/occ/agg Lloyd’s of London, #MC106070Z, excess cargo, $5MM/occ/agg

(e)	Workers Compensation Travelers Insurance Company, #TC2HUB-466K1644– statutory limits Travelers Insurance Company, #TRJUB-466K1656 – retro AZ, MA & WI

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Ohio – Self-Insured under S1200005342 Arch Insurance, #11WCX5942600, excess WC over Ohio SI, statutory limits

(f)	Directors and Officers Liability Insurance
(DSW only)
Federal Insurance Co. (Chubb) #6802-9501 – primary — $10MM
XL Specialty Insurance, #ELU106200-08, excess D&O — $10MM
Allied World Assurance Co., #C007705/003, excess D&O — $10MM
RSUI Indemnity Company, #NHS630008, excess D&O, $10MM
AXIS Reinsurance Company, #MAN714919012008, excess D&O — $10MM
Travelers Insurance, #ECO6801162, excess D&O, $10MM
US Specialty (HCC), #14-MGU-08-A17173, excess D&O — $10MM
Great American Insurance, #DFX3911869, excess D&O — $5MM
Houston Casualty Insurance, #14MG09A9263, Side A coverage — $15MM
(RVI only)
Federal Insurance Co. (Chubb) #8169-6117 – primary — $10MM
XL Specialty Insurance, #ELU106226-08, excess D&O — $10MM
Allied World Assurance (AWAC), #C007628/003, excess D&O — $10MM
RSUI Indemnity Company, #NHS630024, excess D&O, $10MM
AXIS Reinsurance Company, #MAN714352012008, excess D&O — $10MM
Travelers Insurance, #ECO6801163, excess D&O, $10MM
US Specialty (HCC), #14-MGU-08-A17183, excess D&O — $10MM
Great American Insurance, #DFX0009650, excess D&O — $10MM
Liberty Mutual Insurance, #DO3AT361551004, excess D&O — $10MM
National Union Fire (AIG), #703-48-31, excess D&O — $10MM
XL Specialty Insurance, #14MG-09-A9265, Side A coverage — $15MM

(g)	Executive Protection Insurance National Union Fire, #6790009, crime — $10MM/occ/agg National Union Fire, #647-7736, K&R — $10MM unlimited National Union Fire, #668-72-32, fiduciary — $5MM

(h)	Other
AIG Cat Excess, #5348415, excess punitive damages — $25MM/occ/agg
Hanseatic Insurance, #HIPD201225, excess punitive damages — $25MM/occ/agg
AIG Cat Excess, #5348416, excess punitive damages — $25MM/occ/agg
AIG Cat Excess, #5348417, excess punitive damages — $25MM/occ/agg
Continental Insurance Co., #PST 28 352 9925, foreign package — $1MM/occ
Safeonline, LLC, Binder#9BQKJ , Cyber Risk (first party) — $5MM (DSW only)
ACE American Lloyd’s, Binder #9BQKF, Cyber Risk (third party) $5MM (DSW only)

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(b)	CALCULATION OF PREMIUM
(i) DSW shall promptly pay or reimburse Retail Ventures 100% of premium expenses, deductibles or retention amounts Retail Ventures may incur in connection with Insurance Policies that relate solely to the DSW Business.
(ii) DSW shall promptly pay or reimburse Retail Ventures its proportionate share of premium expenses, deductibles or retention amounts Retail Ventures may incur in connection with Insurance Policies that relate the Retail Ventures Business and the DSW Business. The “Retail Ventures Business” means any business of Retail Ventures other than the DSW Business. DSW’s proportionate will be calculated as follows:
     (A) LIABILITY INSURANCE costs shall be prorated based on the ratio of DSW’s sales as compared to total sales.
     (B) PROPERTY INSURANCE costs shall be prorated based on the ratio of the value of DSW property covered by the insurance policy as compared to the total value of all property covered by the insurance policy. [“VALUE OF PROPERTY” IS DEFINED AS RETAIL INVENTORY, FIXTURES, LEASEHOLDS, REAL PROPERTY, RENTAL INCOME AND BUSINESS INTERRUPTION.]
     (C) AUTOMOBILE INSURANCE costs shall be charged on each insured vehicle owned or leased by DSW which is covered by the insurance policy.
     (D) CARGO INSURANCE costs shall be prorated based on the ratio of the duties paid for DSW imports covered by the insurance policy as compared to the total duties paid for all imports covered by the insurance policy.
     (E) WORKERS COMPENSATION costs shall be prorated based on an actual per state rate against projected payrolls plus estimated claims cost per location.
     (F) EXECUTIVE PROTECTION AND OTHERS—Executive Protection Insurance (or crime), and foreign package coverage shall be prorated based on the ratio of sales for DSW as compared to the total sales covered by the policy. Fiduciary coverage for benefit plans shall be allocated based on 401K deposit percentages. Federal Flood Program policies are allocated to each location for which a policy is required to be purchased based on its Federal Flood Zone determination.

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